Exhibit 10.6

Intellectual Property Right License Agreement

This Intellectual Property Right License Agreement (hereinafter referred to as the “Agreement”) is made and entered into by the following Parties in Beijing on May 24, 2019:

Party A:

Fang Holdings Limited (hereinafter referred to as “Fang”), a limited liability company validly incorporated and legally existing under the laws of the Cayman Islands, with its registered address at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

Party B:

Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd. (hereinafter referred to as “Zhong Zhi Shi Zheng” or “Party B”), a limited liability company validly incorporated and legally existing under the laws of the People’s Republic of China (“China”, for the purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Region of the People’s Republic of China), with its registered address at Room 208A, 2/F, Building No. 14, South Campus, No. 46 Zhongguancun South Avenue, Haidian District, Beijing, PRC.

The foregoing parties shall hereinafter be referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

To further the cooperation between Party A and Party B, Party A’s affiliated entities in China, as the holders of relevant intellectual properties (as defined below), agree to grant Party B a non-exclusive license to use relevant intellectual properties as set forth in the appendix hereto.

NOW, THEREFORE, through friendly negotiation, in accordance with the provisions of the Contact Law and other relevant laws and regulations, in line with the principles of equality and reciprocity, the Parties reach the following agreement for mutual compliance:

Article 1 License for Specified Intellectual Properties

1.1                               Party A’s affiliated entities in China, as the owners of the intellectual properties as set forth in the appendix hereto (hereinafter referred to as “Specified Intellectual Properties”), hereby grant Party B a non-exclusive license to use the Specified Intellectual Properties in accordance with the terms and conditions of the Agreement.

1.2                               Licensed Scope: Party A’s affiliated entities in China hereby grant Party B a license to use the Specified Intellectual Properties in its main businesses (“Licensed Use”) within Mainland China (“Licensed Territory”). For the avoidance of doubt, the term “Licensed Scope” herein refers to not only the Licensed Use but also the Licensed Territory.

1.3                               The license term of the Specified Intellectual Properties (hereinafter referred to as the “License Term”) shall be ten (10) years, subject to the validity period and extended validity period (if applicable) of each of the Specified Intellectual Properties. For the avoidance of doubt, if the law allows to extend the validity period of any of the Specified Intellectual Properties, Party A’s affiliated entities in China shall do so before the expiration of the validity period, at their own costs.

1.4                               The license for the Specified Intellectual Properties is non-exclusive, and Party A’s affiliated entities in China may use by themselves or grant another party a license to use the Specified Intellectual Properties.

1.5                               The license for the Specified Intellectual Properties is royalty-free, and Party B is not required to pay Party A or its affiliated entities in China any royalty.

1.6                               During the License Term, without the prior consent of Party A or its affiliated entities in China, Party B may not transfer the license for or sublicense the Specified Intellectual Properties to any third party.

1.7                               The Parties agree that if the license for the Specified Intellectual Properties needs to be filed according to law, the Parties shall cooperate with each other in effecting such filing and execute and deliver relevant agreements and documents required for such filing as soon as possible after the effectiveness of the Agreement.

1.8                               After signing the Agreement, neither Party may engage in any action that conflicts with the performance of the Agreement.

1.9                               In the event of any circumstance that has or might have a material adverse effect on Party B’s use of the Specified Intellectual Properties as agreed herein, Party A or its affiliated entities in China shall promptly notify Party B in writing and take appropriate measures, and Party A and its affiliated entities in China shall use its best efforts to prevent such circumstance and/or mitigate the losses caused thereby.

1.10                        Party A and its affiliated entities in China shall take all active measures to maintain the legal and valid existence of the Specified Intellectual Properties and protect the rights to and interests in the Specified Intellectual Properties as long as it can. Party B agrees to fully cooperate with Party A and its affiliated entities in China on such measures. If Party A or its affiliated entities in China fail to take or are slack in taking reasonable action to prevent or stop any infringement or other violation, Party B is entitled and Party A and its affiliated entities in China shall authorize Party B to file any claim or lawsuit or initiate any proceedings for the Specified Intellectual Properties.

Article 2 Parties’ Representations and Warranties

2.1                               Party A hereby represents and warrants to Party B as follows:

(1) Party A is a limited liability company validly incorporated and legally existing under the laws of China, has independent legal personality, and has independent legal status and full legal capacity to execute, deliver and perform the Agreement, and neither its execution of the Agreement nor its performance of its obligations hereunder shall violate any relevant laws, regulations or government orders, or conflict with any contract or agreement to which it is a Party or that is binding on its assets.

(2) Party A’s acts such as the execution of the Agreement, performance of all of its obligations hereunder, and grant of the license for the Specified Intellectual Properties hereunder have been or shall be fully authorized as necessary. The Agreement is legally and duly executed and delivered by Party A. The Agreement constitutes a legal and binding obligation of Party A and may be enforced against Party A according to the terms of the Agreement.

(3) Party A’s affiliated entities in China have the legal ownership or right to use the Specified Intellectual Properties (including but not limited to patents, trademarks, copyrights, know-how, trade secrets, etc.) and may grant Party B, in accordance with law, a license to use the Specified Intellectual Properties. To the best of Party A’s knowledge, there are no matters that might cause any Specified Intellectual Properties to be invalid or cannot be licensed. Party A’s affiliated entities in China own the Specified Intellectual Properties, and are not involved in infringement or illegal use of any intellectual property rights, title or interest of any third party. As far as the Specified Intellectual Properties are concerned, Party A’s affiliated entities in China do not infringe on other’s intellectual property, trade secret, proprietary information or other similar rights, and there is no known infringement by any third party on the Specified Intellectual Properties legally owned by Party A’s affiliated entities in China.

2.2                               Party B hereby represents and warrants to Party A as follows:

(1) Party B is a limited liability company validly incorporated and legally existing under the laws of China, has independent legal personality, and has independent legal status and full legal capacity to execute, deliver and perform the Agreement, and neither its execution of the Agreement nor its performance of its obligations hereunder shall violate any relevant laws, regulations or government orders, or conflict with any contract or agreement to which it is a Party or that is binding on its assets.

(2) Party B’s acts such as execution of the Agreement, performance of all of its obligations hereunder, and acceptance of the license for the Specified Intellectual Properties hereunder have been or shall be fully authorized as necessary. The Agreement is legally and duly executed and delivered by Party B. The Agreement constitutes a legal and binding obligation of Party B and may be enforced against Party B according to the terms of the Agreement.

Article 3 Liability for Breach

3.1                               After signing this Agreement, except for force majeure, if either Party fails to perform its obligations or undertakings hereunder or the representations or warranties made by either Party are false or materially wrong, such Party shall be deemed to have committed a breach.

3.2                               The breaching Party shall continue performing its obligations, take remedial measures or pay comprehensive and sufficient compensation to the non-breaching Party as required by the non-breaching Party. The foregoing compensation shall cover direct losses and indirect losses, but shall not cover any losses other than such losses possibly caused by the breach as the breaching Party foresees or should have foreseen at the time of signing this Agreement. If relevant breach constitutes a material breach, thereby causing frustration of the purpose of this Agreement, the non-breaching Party shall be entitled to terminate this Agreement by a written notice to the breaching Party and claim liabilities for damages from the breaching Party according to this Agreement.

Article 4 Effectiveness, Alteration and Termination of Agreement

4.1                               This Agreement shall be concluded and become effective as of the date of signing by both Parties.

4.2                               This Agreement shall be valid for ten (10) years from the effective date.

4.3                               This Agreement may be modified, altered or amended upon mutual agreement by and between the Parties. No modification, alteration or amendment shall be valid unless being made in writing, signed and went through necessary procedures by both Parties.

4.4                               Except as required by law or as otherwise agreed herein, this Agreement may be rescinded or terminated only when both Parties agree in writing to rescind or terminate this Agreement.

Article 5 Force Majeure

5.1                               The term “Force Majeure Event” as used herein means any objective circumstance or event that occurs after the signing date of this Agreement, that unforeseeable, unavoidable or insurmountable by the affected Party, which makes such Party objectively impossible to perform all or part of its obligations hereunder.

5.2                               A Party claiming that it is affected by a Force Majeure Event shall notify the other Party in writing of the occurrence of such Force Majeure Event in the shortest time as possible as practical. A Party claiming that a Force Majeure Event has made it objectively impossible to perform this Agreement is obligated to make every reasonable effort to eliminate or mitigate the effects of such Force Majeure Event.

5.3                               Failure to perform part or all of the obligations hereunder due to the effects of a Force Majeure Event as stipulated in Article 5.1 hereof shall not constitute a breach, and the performance of such obligation shall be suspended during the period when such Force Majeure Event hinders its performance. Upon termination or elimination of such Force Majeure Event or its effects, both Parties shall immediately resume the performance of their respective obligations hereunder.

Article 6 Notice

6.1                               All notices, requirements or other communications required or permitted to be sent or made by this Agreement shall be in writing, and may be sent by personal delivery, commercial overnight courier, or email, to the recipient to the address or email address of relevant Party as set out herein (or other address or email address of which relevant Party may formally notify the other Party in writing from time to time). Any of such notices, requirements or other communications shall be deemed to be effectively delivered immediately (if sent by personal delivery or by email), or three (3) working days following the date of sending (if sent by commercial overnight courier); in the case of personal delivery or email, if there is evidence proving that such notices, requirements or other communications are properly addressed and are sent out or relevant proof of service shows that the letters are properly addressed, sent out and delivered, such evidence or proof of service are sufficient to prove the effective delivery. For the purpose hereof, the Parties’ addresses and emails shall be as follows:

Party A: Fang Holdings Limited
Recipient: YANG Xiaomeng
Contact Address: Block A, 20 Guogongzhuang Middle Street, Fengtai District, Beijing
Contact Number: [REDACTED]
E-mail: [REDACTED]

Party B: Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd.
Recipient: CHEN Lili
Contact Address: Block A, 20 Guogongzhuang Middle Street, Fengtai District, Beijing
Contact Number: [REDACTED]
E-mail: [REDACTED]

Article 7 Miscellaneous

7.1                               This Agreement shall be written in Chinese. Where this Agreement is written in any other language, in the event of any conflict between or among different versions, the Chinese version shall prevail.

7.2                               If any provision of this Agreement is invalid or unenforceable under its applicable law, such provision shall be deemed as never existed and shall not affect the validity of other provisions of this Agreement, and the Parties shall, to the extent permitted by law, negotiate to determine a new provision, so as to ensure the realization of the intention of the original provision as far as possible.

7.3                               Except as otherwise provided herein, neither failure to exercise nor delay in the exercise of any rights hereunder shall constitute a waiver of such rights, and neither single nor partial exercise of any rights hereunder shall exclude the exercise of any other rights.

7.4                               Except as otherwise provided herein, neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party.

7.5                               Except as otherwise provided herein, each Party shall bear the legal and other costs incurred by itself in connection with the preparation, negotiation and execution of this Agreement.

7.6                               Each Party undertakes to the other Party that, without the prior written consent of the other Party, it shall not disclose to any third party, and shall also procure its directors, equity holders, officers, employees, agents or affiliates (collectively referred to as “Representatives”) not to disclose any Confidential Information to any third party, nor shall it use any Confidential Information in a way being harmful to the other Party. The term “Confidential Information” as used in this section means, (a) any information on the organization, business, technology, intellectual property, security record, investment, finance, transactions or other affairs of any Party, or such Party’s directors, officers, or employees, whether communicated orally, in writing or otherwise, and whether provided on, before, or after the effective date of this Agreement; (b) the terms of this Agreement, or the identity of the Parties and their respective affiliates; and (c) any other information prepared by a Party or any of its Representatives that contains or otherwise reflects, arises from, or derives from the information specified in abovementioned (a). This article shall not apply to: (a) any disclosure of any Confidential Information that is generally available to the public or becomes available to the public, except disclosure by a Party or any of its Representatives in violation of this Agreement; (b) any disclosure by a Party to one of its Representatives or affiliates when such disclosure is necessary for its performance of its obligations or exercise of its rights according to this Agreement, provided that such Representative or affiliate (i) bears a similar confidentiality obligation or (ii) has another binding professional confidentiality obligation; or (c) any disclosure required by the rules of any stock exchange on which a Party or its parent company is listed or the legal or judicial or regulatory proceedings applicable to a Party or its parent company, or related to the judicial process of any relevant legal action, suit or proceeding arising out of or in connection with this Agreement, provided that the other Party is notified in advance as far as then practically possible and any feasible arrangement is made for confidentiality. Neither Party may, and each Party shall procure its officers, employees, agents and affiliates and the officers, employees and agents of such affiliates not to, without consulting with the other Party and obtaining the written consent of the other Party, make any announcement or comment on this Agreement or the transaction contemplated in this Agreement, except any disclosure required by law or any applicable stock exchange regulations, made according to any court order, or required by any stock exchange on which such Party or its affiliate is listed or required by any government or regulatory agency with jurisdiction.

7.7                               The execution, validity, performance, and interpretation of and the resolution of disputes arising from and related to this Agreement shall be governed by the laws of China.

7.8                               All disputes arising from or in connection with this Agreement shall be resolved by the Parties through friendly negotiation. If any dispute cannot be resolved through negotiation, either Party shall be entitled to submit such dispute to the Beijing Arbitration Commission for arbitration according to the arbitration rules of the commission then in force. The arbitration award shall be final and binding on both Parties.

7.9                               The headings of the terms of this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.10                        This Agreement is made in two (2) copies and each Party holds one (1) copy with the same legal effect.

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Appendix - List of Specified Intellectual Properties

I.       Trademark

No.	Trademark name	Application/ registration no.	Holder	Date of application	Class	Registration date	Remarks

Appendix

II.     Domain name

No.	Domain name	Current owner	Registration date	Expiration date	Registry

Appendix

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Party A:

Fang Holdings Limited (seal)

Signature:	/s/ Vincent Tianquan Mo
Name:	Vincent Tianquan Mo
Title:	Chairman of Board of Directors

Signature page

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Party B:

Beijing Zhong Zhi Shi Zheng Data Information Technology Co., Ltd. (seal)

Signature:	/s/ Yu Huang
Name:	Yu Huang
Title:	Legal Representative

Signature page